SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  January 28, 2004

(Date of earliest event reported)

Commission file number: 1-7293

TENET HEALTHCARE CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	95-2557091
(State or Incorporation)	(I.R.S. Employer Identification No.)

3820 State Street Santa Barbara, California 93105
(Address of principal executive offices, including zip code)

(805) 563-7000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

ITEM 12.                                               Tenet Announces Major Restructuring of Operations

On January 28, 2004 Tenet Healthcare Corporation issued a press release announcing a major restructuring of its operations designed to focus its financial and management resources on 69 acute care hospitals in 13 states and create a stronger company with enhanced potential for long-term growth.  To achieve this objective, the company will seek buyers for 27 hospitals, including 19 in California and eight others in Louisiana, Massachusetts, Missouri and Texas.  The press release is attached as Exhibit 99.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION

	By:	/s/ Stephen D. Farber
Stephen D. Farber
Chief Financial Officer

Date: January 28, 2004

EXHIBIT INDEX

99.1                           Press Release issued on January 28, 2004.